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                                                                     EXHIBIT 11
                                APPLIED POWER INC.
                        COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                Three Months Ended November 30,
                                                -------------------------------
                                                    1996               1995
                                                ------------       ------------
PRIMARY:
Average shares outstanding                        13,698             13,410

Net effect of dilutive options based
      on the treasury stock method
      using average market price                     488                583
                                                ------------       ------------
                  Total                           14,186             13,993
                                                ============       ============
Net earnings                                    $  9,540           $  7,710
                                                ============       ============
Primary earnings per share                      $   0.67           $   0.55
                                                ============       ============
FULLY DILUTED:
Average shares outstanding                        13,698             13,409

Net effect of dilutive options based
       on the treasury stock method
       using the greater of average
       or period-end market price                    539                599
                                                ------------       ------------
                  Total                           14,237             14,008
                                                ============       ============
Net earnings                                    $  9,540           $  7,710
                                                ============       ============
Fully diluted earnings per share                $   0.67           $   0.55
                                                ============       ============


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